                                                                 EXHIBIT 10.11.1

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


           This AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), effective as of the 7th day of April, 2003 (the "Effective Date"), is entered into by and between DOUGLAS B. HANSEN (the "Executive") and REDWOOD TRUST, INC., a Maryland corporation (the "Company").

           The Company desires to establish its right to the continued services of the Executive, in the capacity, on the terms and conditions, and subject to the rights of termination hereinafter set forth, and the Executive is willing to accept such employment in such capacity, on such terms and conditions, and subject to such rights of termination. As of the Effective Date, this Agreement wholly supersedes the Employment Agreement between the Executive and the Company that was effective as of August 19, 1994.

           In consideration of the mutual agreements hereinafter set forth, the Executive and the Company have agreed and do hereby agree as follows:

           1. EMPLOYMENT AS PRESIDENT OF THE COMPANY. The Company does hereby employ, engage and hire the Executive as President of the Company, and the Executive does hereby accept and agree to such hiring, engagement, and employment. The Executive's duties as President shall be such executive and managerial duties as the Board of Directors of the Company shall from time to time prescribe and as provided in the Bylaws of the Company. The Executive shall devote such time, energy and skill to the performance of his duties for the Company and for the benefit of the Company as may be necessary or required for the effective conduct and operation of the Company's business. Furthermore, the Executive shall exercise due diligence and care in the performance of his duties to the Company under this Agreement.

           2. TERM OF AGREEMENT. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue through December 31, 2005; provided, however, that (i) on January 1, 2006 and each succeeding January 1, the Term shall automatically be extended for one additional year unless, not later than three months prior to any such January 1, either party shall have given written notice to the other that it does not wish to extend the Term and
(ii) such one year extensions of the Term shall not occur on and after the January 1 of the year in which the Executive will attain age sixty-five (65) but instead the Term shall be extended only until the date of the Executive's sixty-fifth (65th) birthday.

           3. COMPENSATION.

              (a) BASE SALARY. The Company shall pay the Executive, and the Executive agrees to accept from the Company, in payment for his services to the Company a base salary at the rate of $410,000 per year ("Base Salary"), payable in equal biweekly installments or at such other time or times as the Executive and Company shall agree. Base Salary shall be subject to such adjustments as the Company and the Executive shall agree.

              (b) PERFORMANCE BONUS - BOARD OF DIRECTORS DISCRETION. The Executive shall be eligible to receive an annual bonus. The Compensation Committee of the Company's



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Board of Directors (the "Compensation Committee") in its discretion will determine whether such annual bonus will be paid, the amount of such bonus and its form of payment. The Executive's target annual bonus amount is 108% of his Base Salary (the "Target Bonus"). If the Compensation Committee determines in its discretion that the Executive's performance meets or exceeds the criteria established by the Compensation Committee for the award of a Target Bonus, it may award Executive the Target Bonus or a higher amount. Likewise, if the Executive's performance does not meet the criteria, the Committee may award a lesser amount or no bonus may be awarded.

              (c) EQUITY INCENTIVE AWARDS. Executive shall be eligible to receive grants of equity-based long-term incentive awards, including options to purchase Company stock and Company restricted stock. Such awards shall be determined in the discretion of the Compensation Committee.

              (d) ANNUAL REVIEW. The Company's Board of Directors shall, at least annually, review the Executive's entire compensation package to determine whether it continues to meet the Company's compensation objectives. Such annual review will include a determination of (i) whether to increase the Base Salary in accordance with Section 3(a); (ii) the incentive performance bonus to be awarded in accordance with Section 3(b); and (iii) the amount and type of any equity awards granted in accordance with Section 3(c).

           4. FRINGE BENEFITS. The Executive shall be entitled to participate in any benefit programs adopted from time to time by the Company for the benefit of its senior executive employees, and the Executive shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company's Board of Directors.

              (a) BENEFIT PLANS. The Executive shall be entitled to participate in any benefit plans relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance, medical coverage, education, or other retirement or employee benefits available to other senior executive employees of the Company, subject to any restrictions (including waiting periods) specified in such plans and/or related individual agreements. The Company shall make commercially reasonable efforts to obtain medical and disability insurance, and such other forms of insurance as the Board of Directors shall from time to time determine, for its senior executive employees.

              (b) VACATION. The Executive shall be entitled to such number of weeks of paid vacation per calendar year consistent with Executive's satisfactory performance of the duties set forth in Section 1.

           5. BUSINESS EXPENSES. The Company shall reimburse the Executive for any and all necessary, customary and usual expenses, properly receipted in accordance with Company policies, incurred by Executive on behalf of the Company.

           6. TERMINATION OF EXECUTIVE'S EMPLOYMENT.

              (a) DEATH. If the Executive dies while employed by the Company, his employment shall immediately terminate. The Company's obligation to pay the Executive's Base Salary shall cease as of the date of the Executive's death, and any unpaid Base Salary shall be


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
paid to the Executive's estate. In addition, within fifteen (15) days of the Executive's death, the Company shall pay to the Executive's estate an incentive performance bonus based on Executive's Target Bonus then in effect, prorated for the number of days of employment completed by the Executive during the year of his death. Executive's beneficiaries or his estate shall receive benefits in accordance with the Company's retirement, insurance and other applicable programs and plans then in effect. All stock options or other equity-related awards, including restricted stock awards, shall vest in full and, in the case of stock options, shall be exercisable for such period as set forth in the applicable award agreement by which such awards are evidenced.

              (b) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of his duties with the Company for six (6) consecutive months, and, within thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, the Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which the Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay the Executive his Base Salary at the rate in effect at the commencement of such period of Disability. Subsequent to such termination, the Executive's benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs. In addition, within fifteen (15) days of such termination, the Company shall pay to the Executive an incentive performance bonus based on Executive's Target Bonus then in effect, prorated for the number of days of employment completed by the Executive during the year in which his employment terminated. The Executive, the Executive's beneficiaries or his estate shall receive benefits in accordance with the Company's retirement, insurance and other applicable programs and plans then in effect. All stock options or other equity-related awards, including restricted stock awards, shall vest in full and, in the case of stock options, shall be exercisable for such period as set forth in the applicable award agreement by which such awards are evidenced.

              (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment under this Agreement for Cause, at any time prior to expiration of the Term of the Agreement. For purposes of this Agreement, "Cause" shall mean (i) the Executive's material failure to substantially perform the reasonable and lawful duties of his position for the Company, which failure shall continue for thirty (30) days after notice thereof by the Company to the Executive; (ii) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the Executive in respect of his fiduciary obligations or otherwise relating to the business of the Company; or (iii) the Executive's conviction of a felony involving fraud, misappropriation or embezzlement. In such a case, the Executive's employment under this Agreement may be terminated, and the Company's obligation to pay the Executive's Base Salary, any bonus and fringe benefits shall cease as of the termination date. However, the termination of Executive's employment shall not be deemed to be for Cause unless and until there has been delivered to Executive a copy of a resolution duly adopted by the Company's Board of Directors (after reasonable notice is provided to Executive and Executive is given an opportunity to be heard by the Company's Board of Directors), finding that, in the good faith opinion of the Company's Board of Directors, Executive's conduct met the standard for termination for Cause.


                                       3.
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              (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive
shall have the right to terminate this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any one or more of the following events:

                  (i) (A) The Executive's not being either President or Chief Executive Officer ("CEO") of the Company, or if the Company is a subsidiary, of the ultimate parent entity, except in connection with the Company's termination of the Executive's employment for Cause pursuant to Section 6(c) or as otherwise expressly contemplated herein; (B) the assignment of duties to the Executive not consistent with Executive's then position as either President or CEO of the Company, or if the Company is a subsidiary, of the ultimate parent entity; or
(C) the Executive's not reporting to the Company's Board of Directors, or if the Company is a subsidiary, of the ultimate parent entity;

                  (ii) A reduction in the Executive's Base Salary or a material reduction in the value of the Executive's total compensation package (salary, bonus opportunity, equity incentive award opportunity and benefits) if such a reduction is inconsistent with compensation trends for Presidents and Chief Executive Officers at comparable companies, or such reduction is not made in proportion to an across-the-board reduction for all senior executives of the Company and a Change of Control (as defined in Section 2(f) of the Redwood Trust, Inc. Executive Deferred Compensation Plan) has not occurred;

                  (iii) The relocation of the Executive's principal Company office to a location more than twenty-five (25) miles from its location as of the Effective Date or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to the extent necessary to fulfill the Executive's obligations under Section 1;

                  (iv) A failure to re-elect the Executive as a member of the Company's Board of Directors, or if the Company is a subsidiary, of the Board of Directors of the ultimate parent entity;

                  (v) A failure at any time to renew this Agreement for successive one-year periods pursuant to Section 2;

                  (vi) The complete liquidation of the Company; or

                  (vii) In the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of the Company with or to any other individual or entity, the failure of the Company's successor to affirmatively adopt this Agreement or to otherwise comply with its obligations pursuant to Section 13 below.

              (e) TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON. The Executive may at any time during the Term terminate his employment hereunder for any reason or no reason by giving the Company notice in writing not less than one hundred twenty (120) days in advance of such termination. The Executive shall have no further obligations to the Company after the effective date of termination, as set forth in the notice. In the event of a termination by the Executive under this Section 6(e), the Company will pay only the portion of Base Salary or


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previously awarded bonus unpaid as of the termination date. Fringe benefits which have accrued and/or vested on the termination date will continue in effect according to their terms.

           7. COMPENSATION UPON TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR BY THE EXECUTIVE FOR GOOD REASON.

              (a) If the Executive's employment shall be terminated by the Company other than for Cause or by the Executive for Good Reason, the Executive shall be entitled to the following benefits:

                  (i) PAYMENT OF UNPAID BASE SALARY. The Company shall immediately pay the Executive any portion of the Executive's Base Salary or previously awarded bonus not paid prior to the termination date.

                  (ii) PAYMENT OF BONUS. Within fifteen (15) days of such termination, the Company shall pay to the Executive his Target Bonus pursuant to
Section 3(b), prorated for the number of days of employment completed by the Executive during the year in which his employment terminated.

                  (iii) SEVERANCE PAYMENT. The Company shall provide the Executive the following: (x) an amount equal to three (3) times Executive's Base Salary as in effect immediately prior to his termination; (y) an amount equal to three (3) times the Target Bonus amount in effect immediately prior to his termination; and (z) with respect to options granted on or before December 31, 2002, the sum of the Dividend Equivalent Rights payments (as defined in the applicable award agreement by which any such Dividend Equivalent Rights were granted) that would have been payable to Executive over the three (3) year period following his termination had he remained employed (taking into consideration the term of options and Dividend Equivalent Rights and assuming that the options are fully vested and remain unexercised). Payments pursuant to this Section with respect to options granted after December 31, 2002 will be calculated in the same manner, unless such options provide a different formula for Dividend Equivalent Rights payments if Executive's employment is terminated by the Company other than for Cause or by the Executive for Good Reason, in which case the Dividend Equivalent Rights payments shall be governed by the terms of such options. The quarterly dividend per share rate that shall be used in this calculation is the higher of (I) one-fourth (25%) of the sum of common stock dividends declared per common share in the twelve (12) months prior to the termination date, and (II) one-twelfth (8.333%) of the sum of common stock dividends declared per common share in the thirty-six (36) months prior to the termination date. The amounts set forth in this Section 7(a)(iii)(x), 7(a)(iii)(y) and 7(a)(iii)(z) shall be payable fifty percent (50%) within fifteen (15) days after the termination date, and the remaining fifty percent (50%) shall be payable in twelve (12) equal monthly installments beginning on the date fifteen (15) days after the termination date and continuing on that same day of each of the eleven (11) months thereafter.

                  (iv) STOCK OPTIONS AND OTHER EQUITY-RELATED AWARDS. All stock options and other equity-related awards, including restricted stock awards, held by the Executive as of the termination date shall vest in full and, in the case of stock options, shall be exercisable


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for such period as set forth in the applicable award agreements by which such awards are evidenced.

                  (v) CONTINUATION OF FRINGE BENEFITS. For the three (3) year period following the termination of the Executive's employment, the Company shall continue to provide the Executive with all life insurance, disability insurance and medical coverage fringe benefits set forth in Section 4 as if the Executive's employment under the Agreement had not been terminated; provided, however, that such life insurance, disability insurance and medical coverage shall cease as of the date the Executive receives such coverage from a subsequent employer. No provision of this Agreement will affect the continuation coverage rules under Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), except that the Company's payment, if any, of applicable insurance premiums will be credited as payment by the Executive for purposes of the Executive's payment required under COBRA. Therefore, the period during which the Executive may elect to continue the Company's medical plan coverage at the Executive's own expense under COBRA, the length of time during which COBRA coverage will be made available to the Executive, and all other rights and obligations of the Executive under COBRA (except the obligation to pay insurance premiums that the Company pays) will be applied in the same manner that such rules would apply in the absence of this Agreement. For purposes of this Section 7(a)(v), any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Executive under an Internal Revenue Code
Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Executive.

                  (vi) EXCISE TAX GROSS-UP. In the event that the Executive becomes entitled to the payments and benefits provided under the provisions of this Section 7 ("Payments and Benefits"), and if any of the Payments and Benefits will be subject to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or successor sections thereto ("Excise Tax"), the Company shall pay to or for the benefit of the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Payments and Benefits and any federal, state and local income tax and Excise Tax upon the payments provided for under this Section 7(a)(vi), shall be equal to the amount of the Payments and Benefits. For purposes of determining whether any of the Payments and Benefits will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Executive that are contingent on a transaction described in
Section 280G(b)(2)(A)(i) of the Code or on an event, including (without limitation) a termination of the Executive's employment that is materially related to such a transaction (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in such a transaction, or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of
Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of
Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in Section 280G(b)(3) of


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the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; (ii) the amount of the Payments and Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of
(A) the total amount of the Payments and Benefits or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i), above); and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the termination date of employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes based on the marginal rate referenced above. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the termination date, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment, the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess, but only to the extent that such interest, penalties or additions would not have been reduced by prompt payment by the Executive to the appropriate tax authority of the Gross-Up Payments previously received) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Payments and Benefits.

              (b) NO MITIGATION REQUIRED; NO OTHER ENTITLEMENT TO BENEFITS UNDER AGREEMENT. The Executive shall not be required in any way to mitigate the amount of any payment provided for in this Section 7, including, without limitation, by seeking other employment, nor shall the amount of any payment provided for in this Section 7 be reduced by any compensation earned by the Executive as the result of employment with another employer after the termination date of employment, or otherwise. Except as set forth in this Section 7, following a termination governed by this Section 7, the Executive shall not be entitled to any other compensation or benefits set forth in this Agreement, except as may be separately negotiated by the parties and approved the Company's Board of Directors in writing in conjunction with the termination of Executive's employment under this Section 7.

              (c) RELEASE AGREEMENT. As a condition of receiving any of the payments and benefits set forth in this Section 7, the Executive shall be required to execute a mutual release agreement in the form attached hereto as Exhibit A or Exhibit B, as appropriate, and such release agreement must have become effective in accordance with its terms. The Company, in its sole


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discretion, may modify the term of the required release agreement to comply with applicable state law and may incorporate the required release agreement into a termination agreement or other agreement with the Executive.

           8. DISPUTES RELATING TO EXECUTIVE'S TERMINATION OF EMPLOYMENT FOR GOOD REASON. If the Executive resigns his employment with the Company alleging in good faith as the basis for such resignation "Good Reason" as defined in
Section 6(d), and if the Company then disputes the Executive's right to the payment of benefits under Section 7, the Company shall continue to pay the Executive the full compensation (including, without limitation, his Base Salary) in effect at the date the Executive provided written notice of such resignation, and the Company shall continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was then a participant, until the earlier of the expiration of the Term or the date the dispute is finally resolved, either by mutual written agreement of the parties or by application of the provisions of Section 11. For the purposes of this
Section 8, the Company shall bear the burden of proving that the grounds for the Executive's resignation do not fall within the scope of Section 6(d), and there shall be a rebuttable presumption that the Executive alleged such grounds in good faith.

           9. NONCOMPETITION PROVISIONS.

              (a) NONCOMPETITION. The Executive agrees that during the Term prior to any termination of his employment hereunder and for a period of one (1) year following the occurrence of any event entitling the Executive to Payments and Benefits, provided the Company makes all such payments when due according to the provisions of Section 7, he will not, directly or indirectly, without the prior written consent of a majority of the non-employee members of the Company's Board of Directors, manage, operate, join, control, participate in, or be connected as a stockholder (other than as a holder of shares publicly traded on a stock exchange or the NASDAQ National Market System), partner, or other equity holder with, or as an officer, director or employee of, any real estate investment organization whose business strategy is competitive with that of the Company, as determined by a majority of the non-employee members of the Company's Board of Directors. It is further expressly agreed that the Company will or would suffer irreparable injury if the Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Executive from competing with the Company or any subsidiary or affiliate of the Company, in the areas of business set forth above, in violation of this Agreement.

              (b) RIGHT TO COMPANY MATERIALS. The Executive agrees that all styles, designs, lists, materials, books, files, reports, correspondence, records, and other documents ("Company Materials") used, prepared, or made available to the Executive shall be and shall remain the property of the Company. Upon the termination of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and the Executive shall not make or retain any copies thereof.



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              (c) SOLICITING EXECUTIVES. The Executive promises and agrees that he will not directly or indirectly solicit any of the Company's executive employees to work for any competing real estate investment organization as determined under the preceding Section 9(a).

              (d) MARYLAND LAW. The Executive agrees, in accordance with Maryland law, to first offer to the Company corporate opportunities learned of solely as a result of his service as an officer and director of the Company.

           10. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

           If to the Company:              George E. Bull, III
                                           Chairman of the Board and
                                             Chief Executive Officer
                                           Redwood Trust, Inc.
                                           591 Redwood Highway, Suite 3100
                                           Mill Valley, CA 94941
                                           Phone: (415) 389-7373
                                           Fax: (415) 381-1773

           If to the Executive:            Douglas B. Hansen
                                           President
                                           Redwood Trust, Inc.
                                           591 Redwood Highway, Suite 3100
                                           Mill Valley, CA 94941
                                           Phone: (415) 389-7373
                                           Fax: (415) 381-1773

Either party may change such party's address for notices by notice duly given pursuant hereto.

           11. RESOLUTION OF DISPUTES. To ensure the rapid and economical resolution of disputes that may arise in connection with the Executive's employment with the Company, the Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, the Executive's employment, or the termination of the Executive's employment ("Arbitrable Claims") shall be submitted to confidential mediation in San Francisco, California conducted by a mutually agreeable mediator from Judicial Arbitration and Mediation Services ("JAMS") or its successor, and the cost of JAMS' mediation fees shall be paid by the Company. In the event that mediation is unsuccessful in resolving the Arbitrable Claims, the Arbitrable Claims shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Francisco, California conducted by JAMS or its successor, under the then applicable rules of JAMS. THE EXECUTIVE ACKNOWLEDGES THAT BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH THE EXECUTIVE AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTE THROUGH A TRIAL BY JURY OR JUDGE OR ADMINISTRATIVE PROCEEDING. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award


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such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator's essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that the Executive or the Company would be entitled to seek in a court of law, including, without limitation, the award of attorneys' fees based on a determination of the extent to which each party has prevailed as to the material issues raised in determination of the dispute. The Company shall pay all JAMS' arbitration fees in excess of those which would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such mediation or arbitration.

           12. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of the Executive by the Company.

           13. ASSIGNMENT SUCCESSORS. This Agreement is personal in its nature, and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

           14. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California.

           15. ENTIRE AGREEMENT; HEADINGS. This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof, excluding the plans and programs under which compensation and benefits are provided pursuant to Sections 3 and 4 hereof to the extent such plans and programs are not inconsistent with this Agreement, and may be modified only in writing. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

           16. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

           17. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the


                                      10.

stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

           18. INDEMNIFICATION. The Company shall indemnify and hold Executive harmless to the maximum extent permitted by Section 2-418 of the Maryland General Corporations Law or its successor statute, or if greater, by the Company's Bylaws, by any applicable resolution of the Company's Board of Directors or by the terms providing the most extensive indemnification contained in any written agreement between the Company and any director or officer of the Company. The Company shall make Executive a named beneficiary under all director and officer liability policies maintained by the Company from time to time for the benefit of its directors and officers, entitled to all benefits provided thereunder to persons serving in a comparable role as both an officer and director of the Company.

           19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

           20. SUCCESSOR SECTIONS. References herein to sections or rules of the Code or Exchange Act shall be deemed to include any successor sections or rules.

           IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the Effective Date.



                                           REDWOOD TRUST, INC.

                                           By:
                                               ---------------------------------
                                               Mariann Byerwalter
                                               Chair, Compensation Committee



                                               ---------------------------------
                                               DOUGLAS B. HANSEN


                                      11.

                                                          Individual Termination

                                    EXHIBIT A

                                RELEASE AGREEMENT

           Except as otherwise set forth in this Release Agreement or in Sections 7 and 18 of the Amended and Restated Employment Agreement between Douglas B. Hansen and Redwood Trust, Inc., Douglas B. Hansen ("Executive") hereby generally and completely releases the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date Executive signs this Release Agreement. The Company, its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns, hereby releases Executive and his heirs, executors, successors and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date the Company signs this Release Agreement. This general mutual release includes, but is not limited to: (A) all claims arising out of or in any way related to Executive's employment with the Company or the termination of that employment; (B) all claims related to Executive's compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (C) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (D) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (E) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify Executive pursuant to agreement, the Company's bylaws or binding resolutions, or applicable law.

           Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA, and that the consideration given under his Employment Agreement with the Company for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which he was already entitled. Executive further acknowledges that he has been advised by this writing, as required by the ADEA, that: (A) this waiver and release does not apply to any rights or claims that may arise after the date Executive signs this Release Agreement; (B) Executive should consult with an attorney prior to signing this Release Agreement (although Executive may choose voluntarily not do so); (C) Executive has twenty-one (21) days to consider this Release Agreement (although Executive may choose voluntarily to sign this Release Agreement earlier); (D) Executive has seven (7) days following the date that he signs this Release Agreement to revoke the Release Agreement by providing written notice to an officer of the Company; and (E) this Release Agreement shall not be effective until the date upon


                                       1.

                                                          Individual Termination

which the revocation period has expired, which shall be the eighth day after Executive signs this Release Agreement.

           Both Executive and the Company acknowledge that each has read and understands Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." Both Executive and the Company hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to each party's release of any claims hereunder.



                                           EXECUTIVE

                                           Name:
                                                --------------------------------

                                           Date:
                                                --------------------------------



                                           COMPANY

                                           Name:
                                                --------------------------------

                                           Date:
                                                --------------------------------


                                       2.

                                                               Group Termination

                                    EXHIBIT B

                                RELEASE AGREEMENT

           Except as otherwise set forth in this Release Agreement or in Sections 7 and 18 of the Amended and Restated Employment Agreement between Douglas B. Hansen and Redwood Trust, Inc., Douglas B. Hansen ("Executive") hereby generally and completely releases the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date Executive signs this Release Agreement. The Company, its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns, hereby releases Executive and his heirs, executors, successors and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date the Company signs this Release Agreement. This general mutual release includes, but is not limited to: (A) all claims arising out of or in any way related to Executive's employment with the Company or the termination of that employment; (B) all claims related to Executive's compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (C) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (D) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (E) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify Executive pursuant to agreement, the Company's bylaws or binding resolutions, or applicable law.

           Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA, and that the consideration given under his Employment Agreement with the Company for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which he was already entitled. Executive further acknowledges that he has been advised by this writing, as required by the ADEA, that: (A) this waiver and release does not apply to any rights or claims that may arise after the date Executive signs this Release Agreement; (B) Executive should consult with an attorney prior to signing this Release Agreement (although Executive may choose voluntarily not do so); (C) Executive has forty-five (45) days to consider this Release Agreement (although he may choose voluntarily to sign this Release Agreement earlier); (D) Executive has seven (7) days following the date that he signs this Release Agreement to revoke the Release Agreement by providing written notice to an officer of the Company; (E) this Release Agreement shall not be effective until the date upon


                                       1.

                                                               Group Termination


which the revocation period has expired, which shall be the eighth day after Executive signs this Release Agreement; and (F) Executive has received with this Release Agreement a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

           Both the Executive and the Company acknowledge that each has read and understands Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." Both the Executive and the Company hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to each party's release of any claims hereunder.



                                           EXECUTIVE

                                           Name:
                                                --------------------------------

                                           Date:
                                                --------------------------------



                                           COMPANY

                                           Name:
                                                --------------------------------

                                           Date:
                                                --------------------------------


                                       2.